Exhibit 10.8
HOLLY ENERGY PARTNERS, L.P.
LONG-TERM INCENTIVE PLAN
PHANTOM UNIT AGREEMENT
(Non-Employee Director Award)
This Agreement is made and entered into as of the Date of Grant set forth in the Notice of Grant of Phantom Units (“Notice of Grant”) by and between Holly Logistic Services, L.L.C. (the “Company”), and you.
WHEREAS, the Company in order to induce you to enter into and to continue and dedicate service to the Company and Holly Energy Partners, L.P. (the “Partnership”) and to materially contribute to the success of the Company and the Partnership, agrees to grant you this phantom unit award;
WHEREAS, the Company adopted the Holly Energy Partners, L.P. Long-Term Incentive Plan, as it may be amended from time to time (the “Plan”) under which the Company is authorized to grant phantom unit awards to certain employees and service providers of the Company;
WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this Phantom Unit Agreement (Non-Employee Director Award) (“Agreement”) as if fully set forth herein and the terms capitalized but not defined herein shall have the meanings set forth in the Plan; and
WHEREAS, you desire to accept the phantom unit award made pursuant to this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:
1.The Grant. Subject to the conditions set forth below, the Company hereby grants you effective as of the Date of Grant set forth in the Notice of Grant, as a matter of separate inducement but not in lieu of any cash or other compensation for your services for the Company, an award (the “Award”) consisting of Phantom Units (“Phantom Units”) covering the aggregate number of Units set forth in the Notice of Grant in accordance with the terms and conditions set forth herein and in the Plan, plus the additional rights to receive possible distribution equivalents, in accordance with the terms and conditions set forth herein.
2.No Unitholder Rights. The Phantom Units granted pursuant to this Agreement do not and shall not entitle you to any rights of a holder of Units prior to the date Units, if any, are issued to you in settlement of the Award.
3.Distribution Equivalents. In the event that the Company declares and pays a distribution in respect of its outstanding Units on or after the Date of Grant and, on the record date for such distribution, you hold Phantom Units granted pursuant to this Agreement that have not been settled, the Company shall pay to you an amount in cash equal to the cash distributions you would have received if you were the holder of record as of such record date, of the number
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of Units related to the portion of your Phantom Units that have not been settled as of such record date, such payment (“Distribution Equivalents”) to be made on or promptly following the date that the Company pays such distribution (however, in no event shall the Distribution Equivalents be paid later than 30 days following the date on which the Company pays such distribution to its unitholders generally).
4.Restrictions; Forfeiture. The Phantom Units are restricted in that they cannot be sold, transferred or otherwise alienated or hypothecated until Units related to such Phantom Units are issued pursuant to Section 7 following the removal and expiration of the restrictions as contemplated in Section 5 of this Agreement and as described in the Notice of Grant. In the event you cease to be a member of the Board, other than as provided in Section 6 below, the Phantom Units that are not vested on the date of such cessation of service shall be immediately forfeited.
5.Expiration of Restrictions and Risk of Forfeiture. The restrictions on the Phantom Units granted pursuant to this Agreement will expire and the Phantom Units will become nonforfeitable as set forth in the Notice of Grant, provided that you remain a member of the Board until the applicable dates and times set forth therein. Phantom Units that have become vested and non-forfeitable as provided in this Agreement are referred to herein as “Vested.”
6.Termination of Services.
(a)Termination Generally. Subject to subsections (b) and (c) below, if you cease to be a member of the Board for any reason, then those Phantom Units that have not become Vested as of the date services cease shall become null and void and those Phantom Units shall be forfeited to the Company. The Phantom Units that are Vested as of date such services cease shall not be forfeited to the Company and will be settled in accordance with Section 7.
(b)Termination Due to Death, Disability or Retirement. In the event of your (i) death, (ii) total and permanent disability, as determined by the Committee in its sole discretion, or (iii) retirement, as determined by the Committee in its sole discretion, before all of the Phantom Units granted pursuant to this Agreement have become Vested, you will forfeit a number of Phantom Units equal to the number of Phantom Units specified in the Notice of Grant times the percentage that (A) the number of days beginning on the day on which the termination due to death, disability or retirement occurs, as applicable, and ending on the last date of the Service Period, bears to (B) the total number of days in the Service Period, and any remaining Phantom Units that are not vested will become Vested; provided, however, that any fractional Phantom Units will become null and void and automatically forfeited. In its sole discretion, the Committee may decide to vest all of the Phantom Units in lieu of the prorated number of Phantom Units as provided in this Section 6(b).
(c)Change in Control. In the event of a Change in Control before lapse of all restrictions pursuant to Section 5 above, all restrictions described in Section 4 shall lapse and the Phantom Units will become Vested, and the Company shall deliver the Vested Phantom Units to you as soon as practicable thereafter.
7.Issuance of Units. Units shall be issued to you in settlement of your Vested Phantom Units within 30 days following the date upon which such Phantom Units become

Vested in accordance with the Agreement (or such longer period of days, not more than 65, specified in a release described in Section 13). At the time of settlement, the Company shall cause to be issued Units registered in your name in payment of the Award. The Company shall evidence the Units to be issued in payment of the Phantom Units in the manner it deems appropriate. The value of any fractional Phantom Unit shall be rounded down at the time Units, if any, are issued to you. No fractional Units, nor the cash value of any fractional Units, will be issuable or payable to you pursuant to this Agreement. The value of Units shall not bear any interest owing to the passage of time. Neither this Section 7 nor any action taken pursuant to or in accordance with this Section 7 shall be construed to create a trust or a funded or secured obligation of any kind.
8.Adjustment of Phantom Units. The number of Phantom Units granted to you pursuant to this Agreement shall be adjusted to reflect distributions of the Partnership paid in units, unit splits or other changes in the capital structure of the Partnership, all in accordance with the Plan. All provisions of this Agreement shall be applicable to such new or additional or different units or securities distributed or issued pursuant to the Plan to the same extent that such provisions are applicable to the units with respect to which they were distributed or issued. In the event that the outstanding Units of the Partnership are exchanged for a different number or kind of units or other securities, or if additional, new or different units are distributed with respect to the Units through merger, consolidation, or sale of all or substantially all of the assets of the Partnership, each remaining unit subject to this Agreement shall have substituted for it a like number and kind of units or shares of new or replacement securities as determined in the sole discretion of the Committee, subject to the terms and provisions of the Plan.
9.Compliance with Securities and Other Applicable Laws. Notwithstanding any provision of this Agreement to the contrary, the issuance of Units (including Phantom Units) will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Units may then be listed. No Units will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Units may then be listed. In addition, Units will not be issued hereunder unless (a) a registration statement under the Securities Act, is at the time of issuance in effect with respect to the Units issued or (b) in the opinion of legal counsel to the Company, the Units issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Units subject to the Award will relieve the Company of any liability in respect of the failure to issue such Units as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make Units available for issuance.

10.Legends. The Company may at any time place legends referencing any restrictions imposed on the Units pursuant to Sections 4 or 9 of this Agreement on all certificates representing Units issued with respect to this Award.
11.Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.
12.Remedies. The Company shall be entitled to recover from you reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise to the extent allowed by applicable law.
13.Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of Phantom Units or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, will, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. In addition, the Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a general release of all claims in favor of the Company, the Partnership, any Affiliate and the employees, officers, stockholders or board members of the foregoing in such form as the Company may determine. In the event the period you are given to review, execute and revoke a release provided pursuant to this Section 13 spans two calendar years, any payment to you pursuant to this Agreement will be made in the second calendar year.
14.Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable; and if such provision cannot be so modified, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.
15.Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of a majority of the Committee with respect thereto and this Agreement shall be final and binding upon you and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.
16.No Right to Continued Services. This Agreement shall not be construed to confer upon you any right to continue as a member of the Board.
17.Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Texas, without giving any effect to any conflict of law provisions thereof, except to the extent Texas state law is preempted by federal law. The obligation of the Company to sell and deliver Units hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Units.

18.Consent to Texas Jurisdiction and Venue. You hereby consent and agree that state courts located in Dallas, Texas and the United States District Court for the Northern District of Texas each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the Phantom Units or this Agreement. In any dispute with the Company, you will not raise, and you hereby expressly waive, any objection or defense to any such jurisdiction as an inconvenient forum.
19.Amendment. This Agreement may be amended by the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with your consent.
20.No Liability for Good Faith Determinations. The General Partner, the Partnership, the Company, HFC and the members of the Committee, the Board and the HFC Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Phantom Units granted hereunder.
21.No Guarantee of Interests. None of the Board, the HFC Board, the General Partner, the Partnership, HFC nor the Company guarantee the Units from loss or depreciation.
22.Nontransferability of Agreement. This Agreement and all rights under this Agreement shall not be transferable by you during your life other than by will or pursuant to applicable laws of descent and distribution. Any of your rights and privileges in connection herewith shall not be transferred, assigned, pledged or hypothecated by you or by any other person or persons, in any way, whether by operation of law, or otherwise, and shall not be subject to execution, attachment, garnishment or similar process. In the event of any such occurrence, this Agreement shall automatically be terminated and shall thereafter be null and void. Notwithstanding the foregoing, all or some of the Units or rights under this Agreement may be transferred to a spouse pursuant to a domestic relations order issued by a court of competent jurisdiction.
23.Company Records. Records of the Company or its subsidiaries regarding your period of service, termination of service and the reason(s) therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.
24.Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or, if earlier, the date it is sent via certified United States mail.
25.Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.
26.Information Confidential. As partial consideration for the granting of the Award hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor weighing against the advisability of granting any such future award to you. Nothing in this Agreement will prevent you from: (a) making a good faith report of possible violations of applicable law to any governmental agency or entity or (b) making disclosures that are protected under the whistleblower provisions of applicable law. For the avoidance of doubt, nothing herein shall prevent you from making a disclosure that: (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, an individual who files a lawsuit for retaliation by an employer of reporting a suspected violation of law may make disclosures without violating this Section 26 to the attorney of the individual and use such information in the court proceeding.
27.Section 409A. This Agreement is not intended to constitute a deferral of compensation within the meaning of Section 409A of the Code and shall be construed and interpreted in accordance with such intent. Payment under this Agreement shall be made in a manner that will be exempt from or, notwithstanding the preceding sentence, comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. The applicable provisions of Section 409A of the Code are hereby incorporated by reference and shall control over any contrary provisions herein that conflict therewith.
28.Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.
29.Company Action. Any action required of the Company shall be by resolution of the Board or by a person or entity authorized to act by resolution of the Board.
30.Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
31.The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.
32.Defined Terms.
(a)“Affiliate” has the meaning provided in Rule 12b-2 under the Exchange Act.
(b)“Beneficial Owner” has the meaning provided in Rule 13d-3 under the Exchange Act.

(c)“Change in Control” means, notwithstanding the definition of such term in the Plan:
(i)Any Person, other than HFC or any of its wholly-owned subsidiaries, the General Partner, the Partnership, the Company, or any of their subsidiaries, a trustee or other fiduciary holding securities under an employee benefit plan of HFC, the Partnership, the Company or any of their Affiliates, an underwriter temporarily holding securities pursuant to an offering of such securities, or any entity owned, directly or indirectly, by the holders of the voting securities of HFC, the Company, the General Partner or the Partnership in substantially the same proportions as their ownership in HFC, the Company, the General Partner or the Partnership, respectively, is or becomes the Beneficial Owner, directly or indirectly, of securities of HFC, the Company, the General Partner or the Partnership (not including in the securities beneficially owned by such Person any securities acquired directly from HFC, the General Partner, the Partnership, the Company or their Affiliates) representing more than 40% of the combined voting power of HFC’s, the Company’s, the General Partner’s or the Partnership’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (iii)(A) below.
(ii)The individuals who as of the Date of Grant constitute the HFC Board and any New Director cease for any reason to constitute a majority of the HFC Board.
(iii)There is consummated a merger or consolidation of HFC, the Company, the General Partner or the Partnership with any other entity, except if:
A.the merger or consolidation results in the voting securities of HFC, the Company, the General Partner or the Partnership outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of HFC, the Company, the General Partner or the Partnership, as applicable, or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or
B.the merger or consolidation is effected to implement a recapitalization of HFC, the Company, the General Partner or the Partnership (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly, or indirectly, of securities of HFC, the Company, the General Partner or the Partnership, as applicable, (not including in the securities beneficially owned by such Person any securities acquired directly from HFC, the Company, the General Partner or the Partnership or their Affiliates other than in connection with the acquisition by HFC, the Company, the General Partner or the Partnership or its Affiliates of a business) representing more than 40% of the combined voting power of HFC’s, the Company’s, the General Partner’s or the Partnership’s, as applicable, then outstanding securities.

(iv)The holders of the voting securities of HFC, the Company, the General Partner or the Partnership approve a plan of complete liquidation or dissolution of HFC, the Company, the General Partner or the Partnership or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by holders of the voting securities of HFC, the Company, the General Partner or the Partnership of all or substantially all of HFC’s, the Company’s, the General Partner’s or the Partnership’s assets, as applicable, to an entity at least 60% of the combined voting power of the voting securities of which is owned by the direct and indirect holders of the voting securities of HFC, the Company, the General Partner or the Partnership in substantially the same proportions as their ownership of the voting securities of HFC, the Company, the General Partner or the Partnership, as applicable, immediately prior to such sale.
(d) “General Partner” means HEP Logistics Holdings, L.P.
(e)“HFC” means HollyFrontier Corporation.
(f)“HFC Board” means the board of directors of HFC.
(g)“New Director” means an individual whose election by the HFC Board, or nomination for election by holders of the voting securities of HFC, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the Date of Grant or whose election or nomination for election was previously so approved or recommended. However, “New Director” shall not include a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to the election of directors of HFC.
(h)“Person” has the meaning given in Section 3(a)(9) of the Exchange Act as modified and used in Sections 13(d) and 14(d) of the Exchange Act.